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                                                                     EXHIBIT 3.6

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           KRONOS INTERNATIONAL, INC.

ARTICLE 1        STOCKHOLDERS' MEETINGS

SECTION 1.1.

THE ANNUAL MEETING of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such place, either within or without the State of Delaware and within or without the United States, and at such time and date as the Board of Directors by resolution shall determine and set forth in the notice of the meeting.

SECTION 1.2.

A SPECIAL MEETING of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called at any time by the President and, when required by law, shall be called by the President, or in the event of his failure to do so, by the Board of Directors.

SECTION 1.3.

NOTICE OF MEETINGS. Except as otherwise expressly required by statute or by these by-laws, notice of each meeting of the shareholders, whether annual or special, shall be given at least ten (10) days before the day on which the meeting is to be held to each shareholder of record having voting power by delivering a written or printed notice thereof to him personally, or by mailing such notice, postage prepaid, addressed to him at his post office address as it appears upon the books of the Corporation. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

ARTICLE 2        BOARD OF DIRECTORS

SECTION 2.1.

GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by law, the Certificate of Incorporation or these by-laws, upon the shareholders.

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SECTION 2.2.

NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors to constitute the Board of Directors shall be no less than three (3) and no more than five
(5). Directors shall be elected initially by vote of the incorporators and thereafter by the shareholders at each annual meeting of shareholders of the Corporation, or at any special meeting held in place thereof. Each director shall hold office until the next annual election of directors, and until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Directors need not be shareholders, citizens of the United States nor residents of the State of Delaware.

SECTION 2.3.

ELECTION OF DIRECTORS. Except as otherwise required by the Certificate of Incorporation, at such meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors.

SECTION 2.4.

QUORUM AND MANNER OF ACTING. Any two of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by law or by these by-laws, the act of any two of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the director present may adjourn any meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 2.5.

REGULAR MEETINGS of the Board of Directors shall be held at such places, and at such times as the Board shall from time to time by vote determine. Notice of regular meetings need not be given.

SECTION 2.6.

SPECIAL MEETINGS of the Board of Directors shall be held whenever called by the President or by any two of the directors. Notice of each meeting shall be given by the Secretary or the person calling the meeting to each director by mailing the same addressed to him at his residence or usual place of business, or personally by telegraphing, cabling or telephoning the same to him, at least three (3) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.

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ARTICLE 3        OFFICERS

SECTION 3.1.

THE OFFICERS OF THE CORPORATION shall consist of a President or any number of Co-Presidents appointed at the discretion of the Board, Vice Presidents, a Secretary, a Treasurer, and an Assistant Secretary-Treasurer, who shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualify. Any vacancies in office arising from death, resignation, or otherwise may be filled by the Board of Directors at any regular or special meeting. The duties of the officers shall be such as are usually imposed upon such officials of corporations and as are required by law, and such as may be assigned to them, respectively, by the Board of Directors from time to time.

ARTICLE 4        FISCAL YEAR

SECTION 4.1.

FISCAL YEAR. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation is the calendar year.

ARTICLE 5        AMENDMENT OF BY-LAWS

SECTION 5.1.

ALL BY-LAWS OF THE CORPORATION shall be subject to alteration or repeal, and new by-laws not inconsistent with the laws of the State of Delaware or any provision of the Certificate of Incorporation may be made either by the affirmative vote of the holders of record of a majority of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting, provided that in each case notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such meeting.

ARTICLE 6        WAIVER OF NOTICE; UNANIMOUS CONSENT

SECTION 6.1.

WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the shareholders or Board of Directors may be waived in writing by any shareholder or director either before or after such meeting; and attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders or Board of Directors shall be equivalent to having waived notice thereof.

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SECTION 6.2.

CONSENT OF SHAREHOLDERS. Insofar as permitted by law, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Certificate of Incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

SECTION 6.3.

UNANIMOUS CONSENT OF DIRECTORS. Insofar as permitted by law and unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the records of the Corporation.

ARTICLE 7        INDEMNIFICATION

Any person who is or was a director, officer, employee or agent of the Corporation and any person who is or was a director, officer, trustee, employee or agent of any other corporation or any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, serving as such at the Corporation's request, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified by the Corporation to the extent permitted by law against his expenses and liabilities in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding involving him by reason of his being or having been such director, officer, trustee, employee or agent.

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